EXHIBIT 99.1

SMTC Corporation Announces First Quarter Results

TORONTO, May 06, 2020 (GLOBE NEWSWIRE) -- SMTC Corporation (Nasdaq:SMTX), a global electronics manufacturing services provider and winners of Frost & Sullivan’s 2019 Best Practices Award for Customer Value Leadership in the Electronics Manufacturing Services Industry, today announced first quarter 2020 results.

Business Highlights

  First quarter 2020 revenue of $95.1 million represents a 5.4% sequential increase
  Stable customer demand in nearly all markets served
  Added four new customers in the first quarter
  Awarded new programs from new and existing customers through May that could generate in excess of $57 million of revenue over the life of those programs
  All SMTC facilities currently remain in operation and in compliance with applicable COVID-19 health and safety measures
  As of March 29, 2020, SMTC had additional borrowing capacity of $31.2 million under its asset-based lending credit facility
  Q2 Revenue and Adjusted EBITDA are expected to range between $96 million to $99 million and $5.7 million and $6.4 million, respectively, exclusive of $1.2 million of COVID-19 related expenditures
$s in thousands	Q1 2020	Q4 2019	Change	Q1 2019	Change
Revenue	$95.1	$90.2	5.4%	$102.6	(7.3%)
GAAP
Gross Profit	$9.6	$10.5	(8.1%)	$8.6	11.8%
Gross Profit Percentage	10.1%	11.6%		8.4%
Net Income (Loss)	$0.8	$1.0	(22.2%)	$1.2	(36.0%)
EPS	$0.03	$0.03	0.0%	$0.05	(46.4%)
Non-GAAP
Adjusted Gross Profit	$11.7	$12.2	(4.0%)	$10.5	11.5%
Adjusted Gross Profit Percentage	12.3%	13.5%		10.2%
Adjusted Net Income	$2.2	$2.9	(23.5%)	$0.7	215.3%
Adjusted EPS	$0.08	$0.10	(20.0%)	$0.03	163.9%
Adjusted EBITDA	$6.2	$7.0	(10.7%)	$5.5	13.5%
Adjusted EBITDA Percentage	6.5%	7.7%		5.3%
Net Debt	$83.6	$82.1	1.8%	95.9

Note: Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, Adjusted Earnings Per Common Share (Adjusted EPS), Adjusted EBITDA, Adjusted EBITDA Percentage, and Net Debt (each as defined below) are non-GAAP measures. Please refer to the section below labeled “Non-GAAP Information” and the various reconciliations to the applicable most directly comparable GAAP measures shown below in this press release.

Management Commentary

“We experienced stable demand in the first quarter from our customers in nearly all of the markets we serve. The sequentially higher first quarter revenue due primarily to revenue increases from our test and measurement, retail and payment systems, and avionics, aerospace and defense customers,” said Ed Smith, SMTC’s President and Chief Executive Officer.

Sequential revenue growth by industry sector is noted in the table below:

Industry Sector
(Dollars in Millions)	Q1 2020		Q4 2019		Change
Test and Measurement	$29.4	30.9%	$28.0	31.0%	$1.40	5.0%
Industrial, Power and Clean Technology	$18.9	19.8%	$19.1	21.2%	($0.20)	(1.0%)
Retail and Payment Systems	$12.3	13.0%	$10.6	11.7%	$1.70	16.0%
Medical	$11.3	11.9%	$11.3	12.5%	$0.00	0.0%
Avionics, Aerospace and Defense	$10.4	10.9%	$7.7	8.5%	$2.70	35.1%
Telecom, Networking and Communications	$7.5	7.9%	$8.8	9.7%	($1.30)	(14.8%)
Semiconductors	$5.3	5.6%	$4.8	5.3%	$0.50	10.4%
Total	$95.1	100.0%	$90.2	100.0%	$4.80	5.4%

“At $95.1 million, our first quarter sales were in-line with our forecasts, and bookings continued to show strength with further expansion of our customer base. We were awarded multi-year programs from four new customers plus new programs from five existing customers in the first quarter that have the potential to generate in excess of $50 million of revenue over the life of those programs, including wins in the avionics, aerospace and defense markets,” said Ed Smith. “We are excited that our new business pipeline continues to grow with an additional $7 million in new programs awarded to us in April and May, bringing the total of new orders received in 2020 to $57 million. With these new program awards, we expect the first half of 2020 will involve making incremental investments in our program management teams, production certifications and start-up phase costs to support the launch of new products before they reach volume production later this year and into 2021,” added Smith.

“In order to meet our customers’ delivery requirements, we incurred COVID-19 related expenses in the first quarter of approximately $0.2 million. We also expect to incur an additional $1.2 million of COVID-19 related expenses in the second quarter. These additional expenses are primarily due to incremental logistics costs associated with expediting inventory purchases from existing and new sources, and labor and production inefficiencies and retention of temporary replacement labor to address workplace absenteeism due to illness, potential COVID-19 exposure or personal commitments. We are currently taking steps to limit our expenses, including putting a pause on all non-essential new hiring and new programs, and reducing our second quarter capital expenditures,” continued Smith.

“To meet the demands of our customers in industries deemed essential, including defense, medical devices, telecom infrastructure, and test and measurement systems, all of our facilities currently remain open and are operating in accordance with applicable health and safety regulations. The wellness and safety of our employees remain a top priority for SMTC. We have instructed those employees at higher risk of COVID-19 to stay home and have directed all non-essential employees to work remotely. For those employees who continue to work at our facilities, we have instituted programs of temperature metering, intensive cleaning and disinfection, social distancing and we are prohibiting visitors to our sites. We are also carefully monitoring the potential impact of the COVID-19 pandemic, including by proactively coordinating with our customers and key suppliers,” said Smith.

For the three months ended March 30, 2020, cash provided by operations was $2.9m million and capital expenditures were $0.9 million.  As of March 30, 2020, SMTC had $31.2 million available for borrowing under its asset-based lending facility.

Outlook

“While we believe we have been successful so far in mitigating the impacts of the COVID-19 pandemic and are encouraged by our continued success in winning new business, we also recognize the potential for additional negative impacts of the COVID-19 pandemic on our business, such as changes in customer demand, supply chain or product build-shipment interruptions, new or changing government regulations, impacts on our employees or our manufacturing facilities and impacts on the global economy. Thus, we believe it is prudent at this time to withdraw the full year 2020 guidance, initially provided on September 19, 2019 and reaffirmed on March 12, 2020, until such time that visibility returns to pre-COVID-19 levels,” Smith added.

Based on the Company’s current demand and supply chain visibility, and assuming its facilities continue to operate at currently planned levels, SMTC expects the following for the second quarter 2020:

  Revenue to range between $96 million to $99 million
  Adjusted EBITDA to range between $5.7 million and $6.4 million, exclusive of $1.2 million of COVID-19 related expenditures

Financial Results Conference Call

SMTC will host a conference call which will start at 8:30 am Eastern Time on Thursday, May 7, 2020 to discuss its financial results. The conference call can be accessed by visiting the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page at https://www.smtc.com/investors/news-events/ir-calendar or dialing 1-844-369-8770 (for U.S. and Canadian participants) or 1-862-298-0840 (for participants outside of the U.S.) ten minutes prior to the start of the call and requesting to join the SMTC Corporation’s First Quarter Results Conference Call.

The conference call will be available for rebroadcast from the Investor Relations section of SMTC’s web site on the Investor Relations Calendar page.

Non-GAAP information

Adjusted Gross Profit, Adjusted Gross Profit Percentage, Adjusted Net Income, Adjusted Earnings Per Common Share (Adjusted EPS), Adjusted EBITDA, Adjusted EBITDA Percentage, and Net Debt are non-GAAP measures and are referred to herein as “Non-GAAP Financial Measures.” Adjusted Gross Profit is computed as gross profit excluding amortization of intangible assets and unrealized foreign exchange gains or losses on unsettled forward foreign exchange contracts. Adjusted Gross Profit Percentage is computed as Adjusted Gross Profit divided by revenue. Adjusted Net Income is computed as net income (loss) before amortization of intangible assets, unrealized foreign exchange gains and losses on unsettled forward foreign exchange contracts, restructuring charges, stock-based compensation, fair value adjustment of warrant liability, merger and acquisition related expenses and fair value adjustment to contingent consideration. Adjusted EPS is computed as Adjusted Net Income divided by Diluted Weighted Average Shares Outstanding. Adjusted EBITDA is computed as net income (loss) before interest, taxes, depreciation and amortization and adjusted to exclude restructuring charges, stock-based compensation, fair value adjustment of warrant liability, merger and acquisition related expenses, fair value adjustment to contingent consideration and unrealized foreign exchange gains and losses on unsettled forward foreign exchange contracts. Adjusted EBITDA Percentage is computed as Adjusted EBITDA divided by revenue. Net Debt is computed as Total debt minus cash. Reconciliations of Adjusted Gross Profit to gross profit, Adjusted Gross Profit Percentage to gross profit percentage, Adjusted Net Income to net income (loss), Net Debt to total debt, Adjusted EBITDA to net income (loss), and Adjusted EBITDA Percentage to net income (loss) percentage are each included in this press release below. Management believes that these Non-GAAP Financial Measures, when used in conjunction with GAAP financial measures, provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to the key metrics SMTC uses in its financial and operational decision making. These Non-GAAP Financial Measures are also frequently used by analysts, investors and other interested parties to evaluate companies in SMTC’s industry. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and should not be construed as an inference that SMTC’s future results will be unaffected by any items adjusted for in these Non-GAAP Financial Measures. In evaluating these non-GAAP measures, you should be aware that in the future SMTC may incur expenses that are the same as or similar to some of those adjusted in the presentation below. The Non-GAAP Financial Measures that SMTC uses are not necessarily comparable to similarly titled measures used by other companies due to different methods of calculation.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements, which involve risk and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These statements may be identified by their use of forward looking terminology such as  “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other and similar words, and include, but are not limited to, statements regarding stability of customer demand, SMTC’s expected financial results in the second quarter of 2020, including revenue, adjusted EBITDA, as well as the anticipated revenue from specific new programs, SMTC’s expected investments in program management teams, production certifications and  new customer-program start-up costs and COVID-19 related expenses in the second quarter, the anticipated impact of the COVID-19 pandemic, including SMTC’s health and safety measures at its facilities, its ability to meet customers’ production requirements, and its ability to continue operations in accordance with applicable regulations, and  access to additional funding under its credit facilities. For these statements, SMTC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Risks and uncertainties that may cause future results to differ from forward looking statements include the effect of the expanded outbreak of the COVID-19 pandemic on the economy generally and on SMTC, its operations, fluctuations in demand for customers’ products and changes in customers’ product sources, disruptions to the supply chain, availability of labor resources, and delivery logistics, component shortages, availability of credit or lending facilities, challenges of managing quickly expanding operations, competition in the electronics manufacturing services industry, changes in regulations and guidance from federal, state and local governments and public health officials, and others risks and uncertainties discussed in SMTC’s most recent filings with the Securities and Exchange Commission. The forward-looking statements contained in this release are made as of the date hereof and SMTC assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

About SMTC

SMTC Corporation was founded in 1985 and acquired MC Assembly Holdings, Inc. in November 2018.  SMTC has more than 50 manufacturing and assembly lines in the United States and Mexico which creates a powerful low-to-medium volume, high-mix, end-to-end global electronics manufacturing services (EMS) provider. With local support and expanded manufacturing capabilities globally, including fully integrated contract manufacturing services with a focus on global original equipment manufacturers and emerging technology companies, including those in the Avionics, Aerospace of Defense, Industrial, Power and Clean Technology, Medical and Safety, Retail and Payment Systems, Semiconductors and Telecom, Networking and Communications, and Test and Measurement industries. As a mid-size provider of end-to-end EMS, SMTC provides printed circuit boards assemblies production, systems integration and comprehensive testing services, enclosure fabrication, as well as product design, and sustaining engineering and supply chain management services. SMTC services extend over the entire electronic product life cycle from the development and introduction of new products through to the growth, maturity and end-of-life phases. For further information on SMTC Corporation, please visit our website at www.smtc.com.

Consolidated Statements of Operations and Comprehensive Income
(Unaudited)
	Three months ended

(Expressed in thousands of U.S. dollars, except number of shares and per share amounts)	March 29, 2020	March 31, 2019	December 29, 2019

Revenue	$95,138	$102,649	$90,244
Cost of sales	85,499	94,025	79,750
Gross profit	9,639	8,624	10,494
Selling, general and administrative expenses	7,219	6,799	7,132
Gain on Contingent Consideration	-	(3,050)	-
Restructuring charges	(221)	624	(669)

Operating earnings	2,641	4,251	4,031
Change in fair value of warrant liability	(517)	(101)	640
Interest expense	2,093	2,870	2,213
Net income before income taxes	1,065	1,482	1,178
Income tax expense (recovery)
Current	275	279	356
Deferred	15	(8)	(174)
	290	271	182
Net income and comprehensive income	$775	$1,211	$996

Basic income per share	$0.03	$0.05	$0.04
Diluted income per share	$0.03	$0.05	$0.03

Weighted average number of shares outstanding
Basic	28,195,300	23,248,918	28,117,372
Diluted	29,228,403	24,465,435	29,402,054

Consolidated Balance Sheets
(Unaudited)

(Expressed in thousands of U.S. dollars)	March 29, 2020	December 29, 2019
Assets

Current assets:
Cash	$1,354	$1,368
Accounts receivable - net	70,613	69,919
Unbilled contract assets	28,779	26,271
Inventories - net	43,321	47,826
Prepaid expenses and other assets	6,393	7,044
Income taxes receivable	160	-
	150,620	152,428
Property, plant and equipment - net	24,410	25,310
Operating lease right of use assets - net	6,588	3,330
Goodwill	18,165	18,165
Intangible assets - net	11,229	12,747
Deferred financing costs - net	804	859
Deferred income taxes - net	525	540
Total assets	$212,341	$213,379

Liabilities and Shareholders' Equity

Current liabilities:
Revolving credit facility	33,340	34,701
Accounts payable	67,736	74,126
Accrued liabilities	14,702	11,164
Warrant liability	1,213	1,730
Restructuring liability	887	1,597
Derivative liabilities	512	-
Income taxes payable	276	157
Current portion of long-term debt	1,562	1,250
Current portion of operating lease obligations	1,566	1,128
Current portion of finance lease obligations	1,166	1,226
	122,960	127,079

Long-term debt	33,365	33,750
Operating lease obligations	5,446	2,615
Finance lease obligations	8,536	8,838
Total liabilities	170,307	172,282

Shareholders’ equity:
Capital stock	508	508
Additional paid-in capital	293,551	293,389
Deficit	(252,025)	(252,800)
	42,034	41,097
Total liabilities and shareholders' equity	$212,341	$213,379

Consolidated Statements of Cash Flows
(Unaudited)
	Three months ended
(Expressed in thousands of U.S. dollars)
Cash provided by (used in):	March 29, 2020	March 31, 2019
Operations:
Net income	$775	$1,211
Items not involving cash:
Depreciation on property, plant and equipment	1,603	1,627
Amortization of acquired Intangible assets	1,518	1,844
Change in fair value of warrant liability	(517)	(101)
Unrealized foreign exchange loss on unsettled forward
exchange contracts	512	-
Write down of property, plant and equipment	-	-
Deferred income taxes (recovery)	15	(8)
Amortization of deferred financing fees	294	271
Stock-based compensation	162	88
Change in fair value of contingent consideration	-	(3,050)

Change in non-cash operating working capital:
Accounts receivable	(694)	(1,194)
Unbilled contract assets	(2,508)	(3,803)
Inventories	4,505	4,543
Prepaid expenses and other assets	651	(1,067)
Income taxes payable	(41)	29
Accounts payable	(6,196)	1,970
Accrued liabilities	3,475	242
Restructuring liability	(644)	244
Net change in operating lease right of use asset and liability	11	-
	2,921	2,846
Financing:
Repayments of revolving credit facility	(1,361)	(1,384)
Repayments of long-term debt	(312)	(313)
Net advances of long-term debt	-	-
Principal repayments of finance lease obligations	(362)	(417)
Repayment of equipment facility	-	-
	(2,035)	(2,114)
Investing:
Acquisition of MC Assembly - net of cash acquired	-	-
Purchase of property, plant and equipment	(900)	(737)
Proceeds from leaseholding improvement
	(900)	(737)
Decrease in cash	(14)	(5)
Cash, beginning of period	1,368	1,601
Cash, end of the period	$1,354	$1,596

Supplementary Information:
Reconciliation of Adjusted Gross Profit

	Three months ended
	March 29, 2020	March 31, 2019	December 29, 2019

Gross Profit	$9,639	$8,624	$10,494
Add (deduct):
Amortization of intangible assets	1,518	1,844	1,656
Unrealized foreign exchange loss
on unsettled forward exchange contracts	512	-	-

Adjusted Gross Profit	$11,669	$10,468	$12,150

Adjusted Gross Profit Percentage	12.3%	10.2%	13.5%

Supplementary Information:
Reconciliation of Adjusted Net Income and Adjusted EPS

	Three months ended
	March 29, 2020	March 31, 2019	December 29, 2019

Net income	$775	$1,211	$996
Add (deduct):
Amortization of intangible assets	1,518	1,844	1,656
Restructuring charges	(221)	624	(669)
Stock compensation expense	162	88	238
Fair value adjustment of warrant liability	(517)	(101)	640
Merger and acquisitions related expenses	-	91	54
Fair value adjustment of contingent consideration	-	(3,050)	-
Unrealized foreign exchange loss
on unsettled forward exchange contracts	512	-	-

Adjusted Net income	$2,229	$707	$2,915
Adjusted EPS	$0.08	$0.03	$0.10
Weighted average number of shares outstanding
Basic	28,195,300	23,248,918	28,117,372
Diluted	29,228,403	24,465,435	29,402,054

Supplementary Information:
Reconciliation of Adjusted EBITDA
	Three months ended

	March 29, 2020	March 31, 2019	December 29, 2019

Net income (loss)	$775	$1,211	$996
Add (deduct):
Depreciation of property, plant and equipment	1,603	1,627	1,646
Amortization of Intangible assets	1,518	1,844	1,656
Interest	2,093	2,870	2,213
Income tax expense	290	271	182

EBITDA	$6,279	$7,823	$6,693

Add (deduct):
Stock compensation expense	162	88	238
Fair value adjustment of warrant liability	(517)	(101)	640
Restructuring charges	(221)	624	(669)
Merger and acquisitions related expenses	-	91	54
Fair value adjustment of contingent consideration	-	(3,050)	-
Unrealized foreign exchange loss	512	-	-
on unsettled forward exchange contracts

Adjusted EBITDA	$6,215	$5,475	$6,956

Adjusted EBITDA Percentage	6.5%	5.3%	7.7%

Supplementary Information:
Reconciliation of Adjusted Net Debt

	March 29, 2020	December 29, 2019

Revolver	$33,340	$34,701
Long-term debt	38,438	38,750
Discount (long-term debt)	(3,511)	(3,750)
Finance lease obligations	9,702	10,064
Operating lease obligations	7,012	3,743
	$84,981	$83,508
Cash	$(1,354)	$(1,368)
Net Debt	$83,627	$82,140

Note: Impact of new Fremont lease $3.6 million included as at March 29, 2020

Supplementary Information:
Reconciliation of Adjusted EBITDA

Forecasted Three months ended
June 28, 2020

Net Income*	$500
Add (deduct):
Depreciation	1,700
Amortization of Intangible	850
Interest	2,100
Income tax expense	300

EBITDA	$5,450

Add (deduct):
Stock compensation expense	150
Unrealized foreign exchange loss on forward contracts	400

Adjusted EBITDA	$6,000

*Excludes COVID-19 related expenditures of up to $1,200

Relations Contact

Peter Seltzberg
Managing Director
Darrow Associates, Inc.
516-419-9915
pseltzberg@darrowir.com